Exhibit 99.1

CUSIP 679580100

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with each other of the attached statement on Schedule 13G/A and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

IN WITNESS WHEREOF, the undersigned hereby execute this agreement on February 11, 2005.

DAVID S. CONGDON

/s/ David S. Congdon
David S. Congdon

DAVID S. CONGDON, Custodian

/s/ David S. Congdon
David S. Congdon, Custodian for
Kathryn Congdon, Marilyn Congdon and Ashlyn Congdon

DAVID S. CONGDON REVOCABLE TRUST, dated December 3, 1991

By:	/s/ David S. Congdon
David S. Congdon, Trustee

DAVID S. CONGDON IRREVOCABLE TRUST #1, dated December 1, 1992

By:	/s/ Helen S. Congdon
Helen S. Congdon, Trustee

IRREVOCABLE TRUST, DATED DECEMBER 18, 1998, FBO MARILYN CONGDON

By:	/s/ David S. Congdon
David S. Congdon, Trustee

IRREVOCABLE TRUST, DATED DECEMBER 18, 1998, FBO KATHRYN CONGDON

By:	/s/ David S. Congdon
David S. Congdon, Trustee

IRREVOCABLE TRUST, DATED DECEMBER 18, 1998, FBO ASHLYN CONGDON

By:	/s/ David S. Congdon
David S. Congdon, Trustee

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CUSIP 679580100

DAVID S. CONGDON GRANTOR RETAINED ANNUITY TRUST, dated May 27, 2004

By:	/s/ David S. Congdon
David S. Congdon, Trustee

EARL E. CONGDON INTANGIBLES TRUST, dated July 23, 2003

By:	/s/ David S. Congdon
David S. Congdon, Trustee

KATHRYN W. CONGDON INTANGIBLES TRUST, dated May 23, 2001

By:	/s/ David S. Congdon
David S. Congdon, Trustee

HELEN S. CONGDON

/s/ Helen S. Congdon
Helen S. Congdon

Page 21 of 21 pages